Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Investment Trust

We consent to the use of each of our reports for each of the funds listed below, which are series of Legg Mason Partners Equity Trust, as of each of the respective fiscal year end dates described below, incorporated herein by reference.

Fund Name (former registrant name) and Fiscal Year End	Report Date

Legg Mason Partners All Cap Fund (formerly of Legg Mason Partners Investment Funds, Inc.)
April 30, 2006	June 21, 2006

Legg Mason Partners Convertible Fund (formerly of Legg Mason Partners Income Funds)
July 31, 2006	September 25, 2006

Legg Mason Partners Aggressive Growth Fund, Inc. (formerly of Legg Mason Partners Aggressive Growth Fund, Inc.)
August 31, 2006	October 26, 2006

Legg Mason Partners Fundamental Value Fund, Inc. (formerly of Legg Mason Partners Fundamental Value Fund, Inc.)
September 30, 2006	November 27, 2006

Legg Mason Partners Small Cap Value Fund (formerly of Legg Mason Partners Investment Funds, Inc.)
September 30, 2006	November 27, 2006

Legg Mason Partners Diversified Large Cap Growth Fund (formerly of Legg Mason Partners Trust II)
October 31, 2006	December 27, 2006

Legg Mason Partners Dividend Strategy Fund (formerly of Legg Mason Partners Investment Series)
October 31, 2006	December 27, 2006

Legg Mason Partners Emerging Markets Equity Fund (formerly of CitiFundsTrust I)
October 31, 2006	December 27, 2006

Legg Mason Partners International All Cap Opportunity Fund (formerly of Legg Mason Partners World Funds, Inc.)
October 31, 2006	December 27, 2006

The Board of Trustees

Legg Mason Partners Equity Trust

We also consent to the references to our firm under the heading “Financial highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

New York, New York
April 10, 2007